        As filed with the Securities and Exchange Commission on August 6, 1997
                                               Registration No. 333-__________

------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              OCULAR SCIENCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                              94-2985696
    (State or Other Jurisdiction                 (I.R.S. Employer
  of Incorporation or Organization)            Identification No.)
                                475 ECCLES AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 583-1400
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             1989 STOCK OPTION PLAN
                           1997 EQUITY INCENTIVE PLAN
                        1997 DIRECTORS STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                              GREGORY E. LICHTWARDT
                             CHIEF FINANCIAL OFFICER
                            OCULAR SCIENCES, INC.
                                475 ECCLES AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 583-1400
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                             David K. Michaels, Esq.
                                Jody Hucko, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE (5)
-------------------------------------------------------------------------------------------------------------
                                           AMOUNT          PROPOSED      PROPOSED MAXIMUM       AMOUNT OF
                                           TO BE       MAXIMUM OFFERING  AGGREGATE OFFERING   REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED    PRICE PER SHARE        PRICE               FEE
-------------------------------------------------------------------------------------------------------------
      Common Stock,                      2,948,174(1)     $20.125(2)       $59,332,002(2)       $17,980
     $0.001 par value

      Common Stock,                      1,829,614(3)     $  3.04(4)       $ 5,562,027          $ 1,686
     $0.001 par value
-------------------------------------------------------------------------------------------------------------

 (1) As of August 4, 1997, shares (i) available for issuance upon exercise of awards not yet granted under the 1997 Equity Incentive Plan (the "Incentive Plan") and the 1997 Directors Stock Option Plan (the "Directors Plan"),
     (ii) subject to outstanding options granted as of such date under the Incentive Plan and the Directors Plan and (iii) reserved for issuance under the 1997 Employee Stock Purchase Plan.

 (2) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on August 5, 1997.

 (3) Shares subject to outstanding options as of August 4, 1997 under the 1989 Stock Option Plan.

 (4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

 (5) All values reflect the two-for-one split of the Registrant's outstanding Common Stock effective as of August 4, 1997.

                              OCULAR SCIENCES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains consolidated audited financial statements of the Registrant for the fiscal years ended December 31, 1995 and December 31, 1996.

           (b) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
                 Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

           As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

           As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (iv) the rights conferred in the Bylaws are not exclusive and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

           The Registrant has entered into indemnity agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

           The indemnification provision in the Bylaws and the indemnity agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

           As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, has applied for, and expects to obtain, directors' and officers' liability insurance with a per claim and annual aggregate coverage limit of $30 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

          4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form S-1, Registration No.
                 333-27421 originally filed with the Commission on May 19, 1997, as subsequently amended on June 4, 1997, July 2, 1997, July 15,
                 1997 and July 31, 1997 (the "Form S-1"))

          4.02   Registrant's  Certificate of  Designation  of Preferred  Stock
                 (incorporated  herein by reference to Exhibit 3.02 of the Form
                 S-1)

          4.03 Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit
                 3.03 of the Form S-1)

          4.04 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the Form S-1)

          4.05   Registrant's 1989 Stock Option Plan and related documents
                 (incorporated herein by reference to Exhibit 10.01 of the Form
                 S-1)

          4.06   Registrant's 1997 Equity Incentive Plan and related documents
                 (incorporated herein by reference to Exhibit 10.03 of the Form
                 S-1)

          4.07 Registrant's 1997 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form S-1)

          4.08 Registrant's 1997 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.05 of the Form S-1)

          5.01   Opinion of Fenwick & West LLP

         23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01)

         23.02   Consent of KPMG Peat Marwick LLP, Independent Auditors

         24.01   Power of Attorney (see page 5)

ITEM 9.  UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

             provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 6th day of August, 1997.

                                       OCULAR SCIENCES, INC.


                                       By: /s/ John D. Fruth
                                           -------------------------------------
                                           John D. Fruth, Chairman of the Board,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John D. Fruth and Gregory E. Lichtwardt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                         Date
          ---------                                        -----                         ----

PRINCIPAL EXECUTIVE OFFICER:
/s/ John D. Fruth                            Chairman of the Board, President      August 6, 1997
------------------------                     and Chief Executive Officer
John D. Fruth


PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:


/s/ Gregory E. Lichtwardt                     Vice President, Finance, Chief       August 6, 1997
------------------------                      Financial Officer and Treasurer
Gregory E. Lichtwardt


ADDITIONAL DIRECTORS



/s/ Edgar J. Cummins                          Director                             August 6, 1997
------------------------
Edgar J. Cummins

                                              Director
---------------------------
Terence M. Fruth


/s/ William R. Grant                          Director                             August 6, 1997
---------------------------
William R. Grant


/s/ Daniel J. Kunst                           Director                             August 6, 1997
---------------------------
Daniel J. Kunst


/s/ Francis R. Tunney, Jr.                    Director                             August 6, 1997
---------------------------
Francis R. Tunney, Jr.

                                  EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

  4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 to the Form S-1)

  4.02           Registrant's Certificate of Designation of Preferred  Stock
                 (incorporated herein by reference to Exhibit 3.02 of the Form
                 S-1)

  4.03 Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit
                 3.03 of the Form S-1)

  4.04 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the Form S-1)

  4.05           Registrant's 1989 Stock  Option  Plan and  related  documents
                 (incorporated herein by reference to Exhibit 10.01 of the Form S-1)

  4.06           Registrant's 1997 Equity Incentive Plan and related documents
                 (incorporated herein by reference to Exhibit 10.03 of the Form S-1)

  4.07 Registrant's 1997 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form S-1)

  4.08 Registrant's 1997 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.05 of the Form S-1)

  5.01           Opinion of Fenwick & West LLP

 23.01           Consent of Fenwick & West LLP (included in Exhibit 5.01)

 23.02           Consent of KPMG Peat Marwick LLP, Independent Auditors

 24.01           Power of Attorney (see page 5)